AMENDMENT NO. 1 TO

6% SECURED PROMISSORY NOTEENT

THIS AMENDMENT, dated as of July 29, 2010 (this "Amendment"), between Vyteris, Inc., a Nevada corporation company (the "Company"), and Spencer Trask Specialty Group LLC, a Delaware limited liability company ("Holder").

WITNESSETH

WHEREAS, the Company issued a 6% Secured Promissory Note effective as of December 24, 2009 in favor of Holder (the "Note"); and

WHEREAS, in connection with a certain bridge financing to be conducted by the Company, the parties hereto have heretofore agreed to modify certain terms of the Note on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1. Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Note shall have the meaning assigned to such term in the Note. Each reference to "hereof," "hereto," "hereunder," "herein" and "hereby" and each other similar reference, and each reference to "this Agreement" and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2. Amendment. Section 3 of the Note is hereby deleted and replaced in its entirety as follows:

"3. Prepayment. The Company shall be obligated to make certain prepayments to Holder as follows:

(a) Two hundred fifty thousand ($250,000) dollars on or before December 28, 2009, which the parties hereto acknowledge has been paid;

(b) Two Hundred Fifty Thousand ($250,000) dollars upon the Company receiving cumulative gross proceeds in excess of $3,500,000 ("$3.5M Threshold Amount") from a Qualified Financing (as defined below), and

(c) Two Hundred Fifty Thousand ($250,000) dollars upon the Company receiving cumulative gross proceeds in excess of $4,000,000 ("$4M Threshold Amount") from a Qualified Financing (as defined below), and

(d) In the event that the Company receives cumulative gross proceeds in excess of $6,000,000 ("$6M Threshold Amount") from a Qualified Financing, then once the $6M Threshold Amount is attained, the Company shall pay to Holder fifty (50%) percent of any net proceeds that the Company thereafter receives from such financing(s) upon receipt of such net proceeds.

For purposes hereof, the term "Qualified Financing" means any financing or series of related or unrelated financings of equity or equity-linked securities consummated by the Company on or before the Maturity Date. For these purposes, (i) $1,785,000 of gross proceeds from the sale of the Company's convertible notes sold pursuant to the terms of that certain Confidential Private Placement dated November 4, 2009, as supplemented and (ii) $1,150,000 of gross proceeds from the sale of the Company's convertible notes sold pursuant to the terms of that certain Securities Purchase Agreement effective June 30, 2010 constitute Qualified Financings and will be applied, along with future Qualified Financings, in determining whether the $3.5M Threshold Amount, $4M Threshold Amount or $6M Threshold Amount have been attained."

3. Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

Very truly yours,

VYTERIS, INC.

By: H. Hart
Name: Haro Hartounian
Title: Chief Executive Officer

SPENCER TRASK SPECAILTY GROUP LLC

By: ________________________
Name:
Title: